Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common shares, US$0.00001 par value, per share of XP Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 8, 2021

ITAÚSA S.A.

By:	/s/ Rodolfo Villela Marino
Name: Rodolfo Villela Marino
Title: Executive Vice President

By:	/s/ Maria Fernanda Ribas Caramuru
Name: Maria Fernanda Ribas Caramuru
Title: Managing Officer

IUPAR – ITAÚ UNIBANCO PARTICIPAÇÕES S.A.

By:	/s/ Roberto Egydio Setubal
Name: Roberto Egydio Setubal
Title: CEO

By:	/s/ Demosthenes Madureira de Pinho Neto
Name: Demosthenes Madureira de Pinho Neto
Title: Officer

Page 8 of 9 Pages

ANNEX B

BENEFICIAL OWNERSHIP

Name	No. of Class A Shares/BDRs	% of Outstanding Class A Shares
Alfredo Egydio Setubal	0	0.000000%
Ricardo Egydio Setubal	15,505	0.003656%
Roberto Egydio Setubal	73,764	0.017391%
Alfredo Egydio Arruda Villela Filho	56,115	0.013230%
Ana Lucia de Mattos Barretto Villela	54,562	0.012864%
Ricardo Villela Marino	8,578	0.002022%
Rodolfo Villela Marino	5,717	0.001348%
Henri Penchas	57,837	0.013636%
Maria Fernanda Ribas Caramuru	0	0.000000%
Priscila Grecco Toledo	81	0.000019%
Frederico de Souza Queiroz Pascowitch	0	0.000000%
Edson Carlos De Marchi	0	0.000000%
Victorio Carlos De Marchi	0	0.000000%
Patricia de Moraes	0	0.000000%
Fernando Marques Oliveira	0	0.000000%
Vicente Furletti Assis	0	0.000000%
Pedro Moreira Salles	487,026	0.114823%
João Moreira Salles	208,465	0.049148%
João Moreira Salles	2,370	0.000559%
Fernando Roberto Moreira Salles	216,272	0.050989%
Walther Moreira Salles Junior	209,748	0.049451%
Demosthenes Madureira de Pinho Neto	16,014	0.003776%
Mauro Agonilha	10,033	0.002365%
Marcia Maria Freitas de Aguiar	4,572	0.001078%
Total	1,426,659	0.336354%

Page 9 of 9 Pages